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                             GREENFIELD ONLINE, INC.

                                 FIRST AMENDMENT
                   TO NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS FIRST AMENDMENT ("Amendment") is made effective as of March 3, 2000 to those certain Non-Qualified Stock Option Agreements (the "Agreements") dated as of, _______________, by and between Greenfield Online, Inc., a Delaware corporation (the "Company") and ____________ ("Optionee").

      WHEREAS, pursuant to the Agreement, the Company granted Optionee a non-qualified option to purchase shares of its common stock pursuant to the Company's 1999 Stock Option Plan, which option is subject to the vesting schedule set forth in Section 4(a) of the Agreement;

      WHEREAS, Optionee is a key employee of the Company that the Company desires to incentivize and treat fairly; and

      WHEREAS, Optionee and the Company have agreed to amend the Agreement in order to provide for an acceleration of vesting in certain circumstances when Optionee's employment with the Company terminates after a Corporate Transaction (as defined below) in the Company;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

      1.    The following defined terms shall be added to Section 1:

            "Cause" means a good faith finding by the Board of Directors of the Company that Optionee has: (i) engaged in conduct that constitutes gross malfeasance of office or flagrant disloyalty to the Company, dishonesty, fraud, or theft; (ii) willfully and repeatedly failed to carry out the reasonable directions of the Board or has engaged in conduct in clear violation of material policies of the Company; or (iii) been convicted of or entered a plea of nolo contendere to, a felony or crime under circumstances demonstrably injurious to the Company. Any termination by the Company of Optionee that is not for Cause shall be deemed to be without Cause.

            "Corporate Transaction" means any of the following events:

                  (i) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities, or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

                  (ii) Consummation of any sale, lease, exchange, or other transfer, in one transaction or a series of related transactions, of all or substantially all of the Company's assets, other than a transfer of the Company's assets to a majority-owned subsidiary corporation of the Company; or

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                  (iii) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

            Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

            "Good Reason" means any one of the following: (i) a material alteration of Optionee's title and status in the Company or assignment to duties and responsibilities inconsistent with his position; (ii) the relocation of Optionee to any place greater than twenty five (25) miles from his current principal location; (iii) the relocation of the Company's corporate headquarters to a location more than 10 miles from its current location in Wilton Connecticut; or (iv) a substantial reduction of Optionee's compensation package, unless such a reduction is made by the Company ratably with all other employees at similar levels of responsibility. Any resignation by Optionee that is not for Good Reason shall be deemed to be without Good Reason.

      2. The first sentence of Section 4(a) is amended by inserting the words "or pursuant to Section 4(c)" after the word "Committee".

      3.    A new Section 4(c) is added as follows:

            (c) In the event that (i) the Company is subject to a Corporate Transaction, and (ii) within one (1) year of such Corporate Transaction, the Company terminates Optionee without Cause, or Optionee resigns his employment within sixty (60) days of an event that constitutes a Good Reason, all of the Option Shares shall immediately become Vested Shares and the Option shall be exercisable with respect to all such Option Shares for a period of sixty (60) days after such resignation or termination. Upon the expiration of such sixty (60) day period, the Option shall terminate with respect to any Option Shares as to which it is not exercised.

      4. The parties hereby acknowledge and reaffirm that all of the terms and conditions of the Agreement not specifically amended herein shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first mentioned above.

GREENFIELD ONLINE, INC.                   OPTIONEE


By _______________________                ________________________

Its

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